                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 9, 2003

                                ATS MEDICAL, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

                                    Minnesota
                                    ---------
                 (State or other jurisdiction of incorporation)

         0-18602                                          41-1595629
         -------                                          ----------
(Commission file number)                       (IRS employer identification no.)

          3905 Annapolis Lane, Suite 105, Minneapolis, Minnesota 55447
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (763) 553-7736
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

                               Page 1 of 3 Pages

ITEM 5.  OTHER EVENTS.

         On July 21, 2003, ATS Medical, Inc. (the "Registrant") and Centerpulse USA Holding Co. entered into an agreement under which the Registrant would pay Centerpulse $12.0 million in exchange for cancellation of $28.2 million in aggregate obligations under a technology agreement with Carbomedics Inc. The agreement is filed as an exhibit to this report.

         On August 6, 2003, the Registrant entered into stock purchase agreements to sell 4.4 million shares of its common stock for gross proceeds of $12.3 million in a private placement to institutional investors through its agent, U.S. Bancorp Piper Jaffray. The form of stock purchase agreement is filed as an exhibit to this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) The following exhibits are being filed with this report:

         10.1 Letter Agreement between ATS Medical, Inc. and Centerpulse USA Holding Co. dated as of July 9, 2003.

         10.2 Form of Stock Purchase Agreement between ATS Medical, Inc. and certain institutional investors.

                               Page 2 of 3 Pages

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ATS MEDICAL, INC.

                                       By: /s/ Michael D. Dale
                                           -------------------------------------
                                           Michael D. Dale
                                           President and Chief Executive Officer

Dated: September 25, 2003

                               Page 3 of 3 Pages

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
10.1              Letter Agreement between ATS Medical, Inc. and Centerpulse USA
                  Holding Co. dated as of July 9, 2003.

10.2 Form of Stock Purchase Agreement between ATS Medical, Inc. and certain institutional investors.